UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 20, 2010

ZENITH NATIONAL INSURANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-9627	95-2702776
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21255 Califa Street, Woodland Hills, CA	91367-5021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (818) 713-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On May 20, 2010, Zenith National Insurance Corp., a Delaware corporation (the “Company”), completed its merger (the “Merger”) with Fairfax Investments II USA Corp. (“Merger Sub”), a Delaware corporation and an indirect wholly-owned subsidiary of Fairfax Financial Holdings Limited, a Canadian corporation (“Fairfax”), pursuant to the Agreement and Plan of Merger, dated as of February 17, 2010, among Fairfax, Merger Sub and the Company (the “Merger Agreement”).  As a result of the Merger, Merger Sub merged with and into the Company and, as a result, the Company is now an indirect wholly-owned subsidiary of Fairfax.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) on May 20, 2010 that each share of common stock, par value $1.00 per share, of the Company (the “Common Stock”) (other than shares held by the Company, Fairfax or their subsidiaries, and other than shares with respect to which appraisal rights were properly exercised under Delaware law), was cancelled and automatically converted into the right to receive $38.00 per share in cash, without interest.  In connection therewith, the NYSE filed with the Securities and Exchange Commission an application on Form 25 to deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended. The Common Stock will be delisted from the NYSE, and trading of the Common Stock on the NYSE has been suspended as of the close of trading on May 20, 2010.

Item 3.03 Material Modification to Rights of Security Holders.

Effective as of the closing of the Merger, each share of Common Stock (other than shares held by the Company, Fairfax or their subsidiaries, and other than shares with respect to which appraisal rights were properly exercised under Delaware law) was cancelled and automatically converted into the right to receive $38.00 in cash, without interest.

Item 5.01 Changes in Control of Registrant.

On May 20, 2010, Fairfax consummated the acquisition of the Company through the Merger. The Company is the surviving corporation in the Merger and is an indirect wholly-owned subsidiary of Fairfax.

The aggregate purchase price paid for all equity securities of the Company (other than shares held by the Company, Fairfax or their subsidiaries, and other than shares with respect to which appraisal rights were properly exercised under Delaware law) was approximately $1.3 billion. The purchase price was funded by Fairfax through a combination of cash and subsidiary dividends.

A copy of the press release issued by Fairfax on May 20, 2010 announcing the consummation of the Merger is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement and in connection with the Merger, the board of directors of the Company prior to the Merger was replaced with a new board of directors effective as of the effective time of the Merger on May 20, 2010.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the effective time of the Merger on May 20, 2010, the certificate of incorporation of the Company was amended and restated in its entirety to be identical to the certificate of incorporation of Merger Sub as in effect immediately prior to the Merger (except that the name of the Company after the Merger remained “Zenith National Insurance Corp.”) and the Company amended its by-laws to be in the form of the by-laws of Merger Sub immediately prior to the Merger, each in accordance with the terms of the Merger Agreement.  The certificate of incorporation of the Company was subsequently amended and restated to provide that the total number of shares of all classes of stock that the Company is authorized to issue is 40,000,000, all of which are to be shares of Common Stock, par value of $0.001 per share.

Copies of the current amended and restated certificate of incorporation and amended and restated by-laws are attached hereto as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Number	Exhibit
3.1	Amended and Restated Certificate of Incorporation of Zenith National Insurance Corp.

3.2	Amended and Restated By-laws of Zenith National Insurance Corp.

99.1	Press Release issued by Fairfax Financial Holdings Limited on May 20, 2010 announcing the consummation of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENITH NATIONAL INSURANCE CORP.
(Registrant)

May 26, 2010	/s/ Michael E. Jansen
Michael E. Jansen
Executive Vice President and General Counsel

EXHIBIT INDEX

Number	Exhibit
3.1	Amended and Restated Certificate of Incorporation of Zenith National Insurance Corp.

3.2	Amended and Restated By-laws of Zenith National Insurance Corp.

99.1	Press Release issued by Fairfax Financial Holdings Limited on May 20, 2010 announcing the consummation of the Merger.